REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into as of the 20th day of September, 1999 by and among SKYMALL, INC., a Nevada corporation with its principal office located at 1520 East Pima Street, Phoenix, Arizona 85034 and its subsidiaries (collectively as the "Company") and LORNE GRIERSON, WARREN OSBORN, FLAMINGO PARTNERSHIP, KLC NACT Unitrust, BART HOWELL and DAVID E. HARDY (referred to herein collectively as the "Shareholders").

     WHEREAS:

     A. In connection with the Stock Acquisition Agreement by and among the parties hereto of even date herewith (the "Acquisition Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Acquisition Agreement, to issue to the Shareholders an aggregate of 280,555 shares of the Company's Common Stock, par value $.001 per share (the "Common Shares") as consideration for the purchase of the assets of Disc Publishing, Inc., a Utah corporation ("DPI") from the Shareholders.

     B. Pursuant to the terms of the Acquisition Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

     C. The Company and the Shareholders desire to enter into this Registration Rights Agreement to facilitate the issuance of the Common Shares.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Shareholders hereby agree as follows:

     1.   DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          (a)  "Register,"   "registered,"   and   "registration"   refer  to  a
registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

          (b)  The term "Registrable Securities" means (i) the Common Shares and
(ii) any capital stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a result of any stock split, stock dividend or other distribution, recapitalization, exchange or similar event or with respect to, in exchange for or in replacement of, the Common Shares, excluding in all cases, however, any Registrable Securities that are at the time of registration, transferable by the holder thereof in a single brokerage transaction under the provisions and within the volume limitations of Rule 144 promulgated under the Act or any successor to such Rule.

          (c) The term "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) "Registration Statement" means a Form S-3 Registration Statement or Registration Statements of the Company filed under the 1933 Act covering the Registrable Securities.

     2. REGISTRATION. The Company shall prepare, and, as soon as practicable after the Closing Date (as defined in the Acquisition Agreement) file with the SEC a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities. The Company shall use its best efforts to cause such Registration Statement to be declared effective as soon as practicable following the filing of the Registration Statement. To the extent the Registration Statement is not declared effective within twelve (12) months from the Closing Date, the Company will assist the Shareholders in selling the Common Shares pursuant to Rule 144.

     3. COMPANY OBLIGATIONS. The Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:


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

          (a) The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Shareholders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which the Shareholders shall have sold all the Registrable Securities covered by such Registration Statement (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The term "best efforts" as used in this Agreement shall mean, among other things, that the Company shall submit to the SEC, within five (5) business days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 72 hours after the submission of such request.

          (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration
Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Shareholders as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

          (c) Furnish to each Shareholder copies of a prospectus, in conformity with the requirements of the 1933 Act, and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of all securities covered by such Registration Statement.

          (d) Use reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by a Shareholder, provided that the Company shall not be required in connection therewith or as a condition thereto to (i) make any change in the Company's Articles of Incorporation or Bylaws, (ii) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (iii) subject itself to general taxation in any such jurisdiction, or (iv) file a general consent to service of process in any such jurisdiction.


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

          (e) Notify the Shareholders, during the time when a prospectus relating thereto covered by such Registration Statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (f) Use its best efforts to list the Registrable Securities with any securities exchange or other securities trading medium on which the Common Stock of the Company is then listed.

     5. OBLIGATIONS OF SHAREHOLDERS. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Shareholder that:

          (a) Each Shareholder by such Shareholder's acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Shareholder has notified the Company in writing of such Shareholder's election to exclude all of such Shareholder's Registrable Securities from such Registration Statement.

          (b) Each Shareholder shall furnish to the Company such information regarding the Shareholder, the Registrable Securities held by such Shareholder and the intended method of disposition of the Registrable Securities held by such Shareholder as shall be reasonably required to effect the registration of such Registrable Securities and each Shareholder shall execute such documents in connection with such registration as the Company may reasonably request.

     6. EXPENSES OF REGISTRATION. In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all expenses of the registration, with the exception of underwriting discounts and commissions, if any, which shall be paid by the Shareholders in proportion to the aggregate value of the securities offered for sale by each of them. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, listing fees and fees of transfer agent and registrar, printing and accounting fees, the fees and disbursements of counsel for the Company.

     7. INDEMNIFICATION. Upon the registration of the Registrable Securities pursuant to the 1933 Act:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Shareholders and any underwriter (as defined in the 1933 Act) against any losses, claims, damages or liabilities (joint or several)


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

(collectively, "Losses") to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any statement or alleged statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue or alleged to be untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse the Shareholders for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses; provided, however, that the indemnity agreement contained in this
Section 7(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such Losses to the extent the Losses arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, the Shareholders.

          (b) To the extent permitted by law, the Shareholders will indemnify and hold harmless the Company, its officers, directors, agents and employees, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter (as defined in the 1933 Act), against any Losses to which the Company, such officer, director, agent, employee, controlling person or underwriter may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, the Shareholders expressly for use in connection with such registration; and the Shareholders will reimburse any legal or other expenses reasonably incurred by the Company, its officers, directors, agents, employees, controlling person and underwriters in connection with investigating or defending any such Losses; provided, however, that (i) the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Shareholders, which consent shall not be unreasonably withheld, and (ii) the obligations of the Shareholders hereunder shall be limited to an amount equal to the gross proceeds, before expenses and commissions, received by the Shareholders from the sale of the Registrable Securities as contemplated herein.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall


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

have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

          (d) In order to provide for just and equitable contributions to joint liability under the Act in any case in which either (i) the Shareholders exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of the Shareholders in circumstances for which indemnification is provided under this Section 7; then, in each such case, the Company and the Shareholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Shareholder is responsible for the portion represented by the percentage that the public offering price of the Shareholder's Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement, and the Company and other selling Shareholders are responsible for the remaining portion, provided, however, that, in any such case (A) the Shareholders will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Shareholders pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentations.

          (e)  The  obligations of the Company and the  Shareholders  under this
Section 7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

     8. REPORTS UNDER THE 1934 ACT. With a view to making available to the Shareholders the benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration, the Company agrees to use reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;



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

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) Furnish to the Shareholders forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Shareholders of any rule or regulation of the SEC that permits the selling of any such securities without registration.

     9. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate on the earlier of (i) the date on which the Shareholders are entitled to transfer all of the Registrable Securities in a single transaction under Rule 144 or (ii) the second anniversary of this Agreement.

     10. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties given in the foregoing manner.

     11.  MISCELLANEOUS.

          (a) This Agreement and the Acquisition Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Acquisition Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

          (b) Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Shareholders.

          (c) This Agreement shall be governed by and construed under the laws of the State of Arizona as applied to agreements among Arizona residents entered into and to be performed entirely within the State of Arizona.

          (d) If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


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

          (d) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (f) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (h) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             COMPANY:

                                             SKYMALL, INC.


                                             By:  /s/ Christine A. Aguilera
                                                 -------------------------------
                                                      Christine A. Aguilera
Attest:                                               Executive Vice President
                                                      of Business Development
/s/ Steven T. Lawrence                       Address: 1520 E. Pima Street
--------------------------------                      Phoenix, Arizona 85034
Steven T. Lawrence                           Phone:   602-254-9777
Assistant Secretary                          Fax:     602-254-6544



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


                                             SHAREHOLDERS:

                                             /s/ Warren Osborn
                                             -----------------------------------
                                             WARREN OSBORN

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________


                                             /s/ Lorne Grierson
                                             -----------------------------------
                                             LORNE GRIERSON

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________


                                             FLAMINGO PARTNERSHIP

                                             By:  /s/ R. Roney
                                                  ------------------------------
                                             Title:  Partner
                                                     ---------------------------

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________


                                             /s/ Kyle Love, Trustee
                                             -----------------------------------
                                             KCL NACT Unitrust

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________

                                             /s/ Bart Howell
                                             -----------------------------------
                                             BART HOWELL

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________


                                             /s/ David E. Hardy
                                             -----------------------------------
                                             DAVID E. HARDY

                                             Address: __________________________
                                                      __________________________
                                             Phone:   __________________________
                                             Fax:     __________________________


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